Supplemental Financial & Operating Information third QUARTER ENDED September 30, 2020 Exhibit 99.2

Q3 2020 Highlights 3 Q3 2020 Overview 4 Consolidated Balance Sheets 5 Consolidated Statements of Operations 6 Funds and Adjusted Funds from Operations (FFO / AFFO) 7 Other Non-GAAP Reconciliations 8 Debt Summary and Market Capitalization 9 Net Asset Value (NAV) Components 10 Net Investment Activity 11 Top Tenancy and Portfolio Mix 12 Portfolio Health 13 Portfolio Granularity and Diversification 14 Lease Structure, Expirations and Escalations 16 Appendix: 17 Definitions and Explanations 18 Forward-Looking Statements and Risk Factors 20 TABLE OF CONTENTS Corporate Headquarters 2727 N. Harwood St. Suite 300 Dallas, Texas 75201 Phone: 972-476-1900 www.spiritrealty.com Investor Relations (972) 476-1903 InvestorRelations@spiritrealty.com Transfer Agent American Stock Transfer & Trust Company, LLC Phone: 866-703-9065 www.amstock.com Please see Appendix at the back of this supplement for Definitions and Explanations used throughout this supplement and a disclosure regarding Forward-Looking Statements.

Q3 2020 highlights Net income per share of $0.11, FFO per share of $0.59 and AFFO per share of $0.72 Operational Performance: Collected 90.0% of third quarter 2020 Base Rent of $118.2 million and 93.3%1 of October 2020 Base Rent of $40.3 million as of October 26, 2020 Invested $215.3 million, including the acquisition of 18 properties, and generated gross proceeds of $42.2 million on the sale of 11 properties Ending Corporate Liquidity of $1.1 billion and Adjusted Debt / Annualized Adjusted EBITDAre of 5.6x or 5.1x assuming the settlement of the 6.7 million open forward equity contracts Issued 2.8 million shares of common, generating net proceeds of $99.7 million, to settle certain forward contracts and entered into additional forward contracts for 0.3 million shares of common stock under the Company’s At-the-Market Program Note: Data is as of or for the quarter ended September 30, 2020. 1October 2020 collections include a minimal amount that is expected to be received.

Q3 2020 Overview Portfolio Data Operational Data Balance Sheet Data $483.3M 1,778 Owned Properties 296 Tenants 28 Retail Industries 37% Top 10 Tenant Concentration1 BBB S&P BBB Fitch 22% Investment Grade Rated Baa3 Moody’s 1.0% Forward Same Store Sales Annualized Base Rent Top 20 Tenant Concentration1 9.9 yrs Weighted Average Remaining Lease Term 5.6x / 5.1x2 Adjusted Debt / Annualized Adjusted EBITDAre 4.2x Fixed Charge Coverage Ratio Concepts 253 48 States Real Estate Investments $6.4B 36.6M Occupied Square Feet 99.3% Occupancy 0.7% Forward 12 Month Lease Escalations 94% Rent from Unencumbered Assets1 Unencumbered Assets / Unsecured Debt 2.6x 90% Q3 Base Rent Collection Note: Data is as of or for the quarter ended September 30, 2020. 1As a percentage of ABR. 2Assuming the settlement of the 6.7 million open forward equity contracts.

(Unaudited) September 30, 2020 March 31, 2019 December 31, 2019 December 31, 2018 Assets Real estate investments: Land and improvements $ 1,995,780 $ 1,910,287 Buildings and improvements 4,022,944 3,840,220 Total real estate investments 6,018,724 5,750,507 Less: accumulated depreciation (810,215) (717,097) 5,208,509 5,033,410 Loans receivable, net — 34,465 Intangible lease assets, net 349,347 385,079 Real estate assets under direct financing leases, net 7,444 14,465 Real estate assets held for sale, net 33,885 1,144 Net investments 5,599,185 5,468,563 Cash and cash equivalents 116,814 14,492 Deferred costs and other assets, net 149,820 124,006 Goodwill 225,600 225,600 Total assets $ 6,091,419 $ 5,832,661 Liabilities and stockholders’ equity Liabilities: Revolving credit facilities $ — $ 116,500 Term loans, net 177,170 — Senior Unsecured Notes, net 1,926,752 1,484,066 Mortgages and notes payable, net 213,479 216,049 Convertible Notes, net 188,216 336,402 Total debt, net 2,505,617 2,153,017 Intangible lease liabilities, net 121,066 127,335 Accounts payable, accrued expenses and other liabilities 132,555 139,060 Total liabilities 2,759,238 2,419,412 Stockholders’ equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both September 30, 2020 and December 31, 2019 166,177 166,177 Common stock, $0.05 par value, 175,000,000 shares authorized: 105,884,703 and 102,476,152 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively 5,294 5,124 Capital in excess of common stock par value 5,813,128 5,686,247 Accumulated deficit (2,643,063) (2,432,838) Accumulated other comprehensive loss (9,355) (11,461) Total stockholders’ equity 3,332,181 3,413,249 Total liabilities and stockholders’ equity $ 6,091,419 $ 5,832,661 CONSOLIDATED BALANCE SHEETS $ IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS

(Unaudited) Three Months Ended September 30, Three Months Ended March 31, Nine Months Ended September 30, Three Months Ended March 31, 2020 2019 2019 2018 2020 2019 2019 2018 Revenues: Rental income1 $ 104,067 112,916 $ 98,236 109,511 $ 104,067 351,469 $ 98,236 320,084 Interest income on loans receivable 986 189 294 843 986 998 294 2,749 Earned income from direct financing leases 396 131 465 267 396 439 465 971 Related party fee income 6,927 178 2,219 54,795 6,927 678 2,219 68,971 Other income 217 327 1,245 1,531 217 1,401 1,245 2,510 Total revenues 112,593 113,741 102,459 166,947 112,593 354,985 102,459 395,285 Expenses: General and administrative 10,931 12,727 36,396 39,741 Termination of interest rate swaps — 12,461 — 12,461 Property costs (including reimbursable) 5,049 4,407 18,219 13,968 Deal pursuit costs 597 330 1,630 574 Interest 26,404 24,675 77,858 76,462 Depreciation and amortization 52,170 43,907 157,566 126,598 Impairments 8,106 5,932 69,929 13,231 Total expenses 103,257 104,439 361,598 283,035 Other income: Loss on debt extinguishment (7,252) (5,580) (7,252) (11,473) Gain on disposition of assets 10,763 32,254 11,809 70,760 Preferred dividend income from SMTA — 3,302 — 10,802 Total other income 3,511 29,976 4,557 70,089 Income (loss) before income tax expense 13,995 92,484 (2,056) 182,339 Income tax expense (197) (11,190) (406) (11,730) Net income (loss) 13,798 81,294 (2,462) 170,609 Dividends paid to preferred shareholders (2,587) (2,587) (7,763) (7,763) Net income (loss) attributable to common stockholders $ 11,211 $ 78,707 $ (10,225) $ 162,846 CONSOLIDATED STATEMENTS OF OPERATIONS $ IN THOUSANDS 1For the three and nine months ended September 30, 2020, rental income included $108.4 million and $335.1 million of Base Cash Rent, respectively, and $2.7 million and $8.2 million of tenant reimbursable income, respectively. Base Cash Rent for the three and nine months ended September 30, 2020 includes $1.8 million and $24.1 million, respectively, of deferred rental income recognized in conjunction with the FASB’s relief for deferral agreements extended as a result of the COVID-19 pandemic. For the three and nine months ended September 30, 2019, rental income included $101.0 million and $296.2 million of Base Cash Rent, respectively, and $2.8 million and $9.1 million of tenant reimbursable income, respectively.

# FUNDS AND ADJUSTED FUNDS FROM OPERATIONS

## $ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

| (Unaudited) | Three Months Ended September 30, | | | | Nine Months Ended September 30, | | | |
|---|---|---|---|---|---|---|---|---|
| | | 2020 | | 2019 | | 2020 | | 2019 |
| Net income (loss) attributable to common stockholders | $ | 11,211 | $ | 78,707 | $ | (10,225) | $ | 162,846 |
| Portfolio depreciation and amortization | | 52,024 | | 43,764 | | 157,129 | | 126,171 |
| Portfolio impairments | | 8,106 | | 5,932 | | 69,929 | | 13,231 |
| Gain on disposition of assets | | (10,763) | | (32,254) | | (11,809) | | (70,760) |
| FFO attributable to common stockholders | $ | 60,578 | $ | 96,149 | $ | 205,024 | $ | 231,488 |
| Loss on debt extinguishment | | 7,252 | | 5,580 | | 7,252 | | 11,473 |
| Deal pursuit costs | | 597 | | 330 | | 1,630 | | 574 |
| Non-cash interest expense | | 3,190 | | 2,685 | | 9,658 | | 11,116 |
| Accrued interest and fees on defaulted loans | | — | | — | | — | | 285 |
| Straight-line rent, net of related bad debt expense | | (899) | | (4,770) | | (6,385) | | (12,162) |
| Other amortization and non-cash charges | | (383) | | (574) | | (213) | | (1,169) |
| Non-cash compensation expense | | 2,967 | | 3,534 | | 9,726 | | 10,995 |
| Termination of interest rate swaps | | — | | 12,461 | | — | | 12,461 |
| Costs related to COVID-19[1] | | 702 | | — | | 1,440 | | — |
| AFFO attributable to common stockholders[2] | $ | 74,004 | $ | 115,395 | $ | 228,132 | $ | 265,061 |
| | | | | | | | | |
| Dividends declared to common stockholders | $ | 66,171 | $ | 62,322 | $ | 194,911 | $ | 172,894 |
| Dividends declared as a percent of AFFO | | 89 % | | 54 % | | 85 % | | 65 % |
| | | | | | | | | |
| Net income (loss) per share of common stock – Basic | $ | 0.11 | $ | 0.87 | $ | (0.11) | $ | 1.85 |
| Net income (loss) per share of common stock – Diluted | $ | 0.11 | $ | 0.87 | $ | (0.11) | $ | 1.85 |
| FFO per share of common stock – Diluted[3] | $ | 0.59 | $ | 1.06 | $ | 1.98 | $ | 2.63 |
| AFFO per share of common stock – Diluted[3] | $ | 0.72 | $ | 1.27 | $ | 2.21 | $ | 3.01 |
| AFFO per share of common stock, excluding AM termination fee, net of tax[4] | $ | 0.72 | $ | 0.87 | $ | 2.21 | $ | 2.59 |
| | | | | | | | | |
| Weighted average shares of common stock outstanding – Basic | | 102,750,120 | | 90,040,353 | | 102,553,798 | | 87,529,786 |
| Weighted average shares of common stock outstanding – Diluted | | 102,938,860 | | 90,396,797 | | 102,553,798 | | 87,784,477 |
| Weighted average shares of common stock outstanding for non-GAAP measures – Diluted[3] | | 102,938,860 | | 90,396,797 | | 103,132,749 | | 87,784,477 |

[1]Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.

[2]AFFO for the three and nine months ended September 30, 2020 includes $1.8 million and $24.1 million, respectively, of deferred rental income recognized in conjunction with the FASB's relief for deferral agreements extended as a result of the COVID-19 pandemic.

[3]Weighted average shares of common stock for non-GAAP measures includes unvested market-based awards and unsettled forward equity contracts for the nine months ended September 30, 2020, which are dilutive for the non-GAAP calculations. Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2020 | 2019 | 2020 | 2019 |
| FFO | $ 0.2 million | $ 0.3 million | $ 0.6 million | $ 1.0 million |
| AFFO | $ 0.2 million | $ 0.4 million | $ 0.7 million | $ 1.1 million |

[4]AFFO attributable to common stockholders for the three and nine months ended September 30, 2019, excluding $48.2 million of termination fee income, net of $11.2 million in income tax expense. The termination fee was received in conjunction with SMTA's sale of Master Trust 2014 in September 2019 and termination of the Asset Management Agreement on September 20, 2019. On September 20, 2019, the Company entered into the Interim Management Agreement with SMTA. AFFO attributable to common stockholders has not been adjusted to exclude the following: (1) asset management fees of $4.4 million and $14.4 million earned during the three and nine months ended September 30, 2019, respectively; (2) property management and servicing fees of $1.7 million and $5.5 million earned during the three and nine months ended September 30, 2019, respectively; (3) preferred dividend income from SMTA of $3.3 million and $10.8 million earned during the three and nine months ended September 30, 2019, respectively; (4) interest income on related party notes receivable of $0.3 million and $1.1 million earned during the three and nine months ended September 30, 2019, respectively, and an early repayment premium of $0.9 million earned during the three and nine months ended September 30, 2019; and (5) interest expense on related party loans payable of $58 thousand and $0.2 million incurred during the three and nine months ended September 30, 2019, respectively.

7

# OTHER NON-GAAP RECONCILIATIONS

## $ IN THOUSANDS

| Adjusted Debt | | Q3 2020 |
|---|---|---|
| 2019 Credit Facility | $ | — |
| 2020 Term Loans, net | | 177,170 |
| Senior Unsecured Notes, net | | 1,926,752 |
| Mortgages and notes payable, net | | 213,479 |
| Convertible Notes, net | | 188,216 |
| Total debt, net | | 2,505,617 |
| Unamortized debt discount, net | | 8,642 |
| Unamortized deferred financing costs | | 19,464 |
| Cash and cash equivalents | | (116,814) |
| Restricted cash balances held for the benefit of lenders | | (12,675) |
| Adjusted Debt | | 2,404,234 |
| Preferred Stock at liquidation value | | 172,500 |
| Adjusted Debt + Preferred Stock | $ | 2,576,734 |

| Annualized Adjusted Cash NOI | | Q3 2020 |
|---|---|---|
| Adjusted EBITDAre | $ | 101,151 |
| General and administrative (excluding costs related to COVID-19) | | 10,229 |
| Adjusted NOI | | 111,380 |
| Straight-line rental revenue, net | | (899) |
| Other amortization and non-cash charges | | (383) |
| Adjusted Cash NOI[5] | $ | 110,098 |
| Annualized Adjusted NOI | $ | 445,520 |
| Annualized Adjusted Cash NOI | $ | 440,392 |

| Annualized Adjusted EBITDAre | | Q3 2020 |
|---|---|---|
| Net income | $ | 13,798 |
| Interest | | 26,404 |
| Depreciation and amortization | | 52,170 |
| Income tax expense | | 197 |
| Gain on disposition of assets | | (10,763) |
| Portfolio impairments | | 8,106 |
| EBITDAre | | 89,912 |
| Adjustments to revenue producing acquisitions and dispositions | | 2,688 |
| Deal pursuit costs | | 597 |
| Loss on debt extinguishment | | 7,252 |
| Costs related to COVID-19[1] | | 702 |
| Adjusted EBITDAre | | 101,151 |
| Adjustments related to straight-line rent[2] | | 4,942 |
| Other adjustments for Annualized EBITDAre[3] | | 1,453 |
| Annualized Adjusted EBITDAre | $ | 430,184 |
| Adjusted Debt / Annualized Adjusted EBITDAre[4] | | 5.6x |
| Adjusted Debt + Preferred / Annualized Adjusted EBITDAre | | 6.0x |

| Fixed Charge Coverage Ratio (FCCR) | | Q3 2020 |
|---|---|---|
| Annualized Adjusted EBITDAre | $ | 430,184 |
| Interest expense | | 26,404 |
| Less: Non-cash interest | | (3,190) |
| Preferred Stock dividends | | 2,587 |
| Fixed charges | $ | 25,801 |
| Annualized fixed charges | $ | 103,204 |
| FCCR | | 4.2x |

[1]Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
[2]Adjustment relates to $6.2 million of gross bad debt expense on straight-line rent receivable balances, where only $1.3 million of the expense relates to straight-line rent that would have been recognized during the three months ended September 30, 2020. As such, annualization of the $4.9 million of bad debt expense related to straight-line rental revenue recognized in previous periods would not be appropriate.
[3]Adjustments are comprised of certain property costs, general and administrative expenses, prior period rent recoveries, abatements and bad debt expenses related to rental revenue in previous periods where annualization would not be appropriate
[4]Adjusted Debt / Annualized Adjusted EBITDAre would be 5.1x and Adjusted Debt + Preferred / Annualized Adjusted EBITDAre would be 5.5x if all 6.7 million shares under open forward sales agreements had been settled on September 30, 2020.
[5]Adjusted Cash NOI includes $1.8 million of deferred rental income recognized in conjunction with the FASB's relief for deferral agreements extended as a result of the COVID-19 pandemic.

8

# DEBT SUMMARY AND MARKET CAPITALIZATION

| $ In Thousands | September 30, 2020 | Interest Rate | Weighted Avg. Years to Maturity |
|---|---|---|---|
| 2019 Credit Facility[1] | $ — | —% | 2.5 |
| | | | |
| 2020 Term Loans | 178,000 | 1.66% | 1.5 |
| Unamortized deferred financing costs | (830) | | |
| *Carrying amount* | 177,170 | | |
| | | | |
| 2021 Convertible Notes | 190,426 | 3.75% | 0.6 |
| Unamortized net discount and deferred financing costs | (2,210) | | |
| *Carrying amount* | 188,216 | | |
| | | | |
| Senior Unsecured Notes | | | |
| Senior Notes due 2026 | 300,000 | 4.45% | 6.0 |
| Senior Notes due 2027 | 300,000 | 3.20% | 6.3 |
| Senior Notes due 2029 | 400,000 | 4.00% | 8.8 |
| Senior Notes due 2030 | 500,000 | 3.40% | 9.3 |
| Senior Notes due 2031 | 450,000 | 3.20% | 10.4 |
| Unamortized net discount and deferred financing costs | (23,248) | | |
| *Carrying amount* | 1,926,752 | | |
| | | | |
| CMBS[2] | | | |
| 5 CMBS loans on 88 properties | 215,297 | 5.47% | 3.1 |
| Unamortized net premiums and deferred financing costs | (1,818) | | |
| *Carrying amount* | 213,479 | | |
| | | | |
| Total Debt, net | $ 2,505,617 | 3.64% | 6.9 |
| | | | |
| Enterprise Value: | | | |
| Adjusted Debt | $ 2,404,234 | | |
| Preferred stock at liquidation value | 172,500 | | |
| Common market equity[3] | 3,564,073 | | |
| Total Enterprise Value | $ 6,140,807 | | |

## Fixed / Floating Rate Debt



Floating
7%
Fixed
93%

## Debt Type



Secured
9%
Unsecured
91%

## Well-Staggered Maturities
$ In Millions



2020 Term Loans
2021 Convertible Notes
Senior Unsecured Notes
CMBS
$600
$500
$400
$300
$200
$100
$0
$190
$178
$209
$1
$300
$300
$400
$500
$455
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031

## Senior Unsecured Note Covenant Compliance

**37.2%**
Total Debt to Total Assets
(Requirement ≤ 60%)

**3.2%**
Total Secured Debt to Total Assets
(Requirement ≤ 40%)

**4.6x**
Fixed Charge Coverage Ratio[4]
(Requirement ≥ 1.5x)

**2.6x**
Total Unencumbered Assets to Unencumbered Debt
(Requirement ≥ 1.5x)

Note: Data is as of September 30, 2020, unless otherwise noted.
[1]As of September 30, 2020, $800.0 million of borrowing capacity was available under the 2019 Credit Facility and borrowings bore interest at LIBOR plus an applicable margin of 0.90% per annum.
[2]A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.
[3]Based on the share price of $33.75 as of September 30, 2020 and the total outstanding shares of 105,602,152 as of September 30, 2020, which excludes 0.3 million unvested restricted shares.
[4]The Fixed Charge Coverage Ratio as defined in the Senior Unsecured Notes indenture includes other adjustments, including the exclusion of preferred stock dividends.

9

Net Asset Value (NAV) Components Common Stock Outstanding2 105,602,152 Market Value of Real Estate $2.7B Debt and Equity $163.4M Other Assets $126.0M Other Liabilities $483.3M Annualized Base Rent $26.6M Net Book Value for Vacant Assets $2.5B Debt Principal1 $172.5M Preferred Equity Liquidation Value $116.8M Cash and Cash Equivalents $12.7M Restricted Cash $33.9M Tangible Other Assets $68.1M Dividends Payable $57.9M Accounts Payable, Accrued Expenses, and Other Tangible Liabilities $440.4M Annualized Adjusted Cash NOI Note: Data is as of September 30, 2020. 1Debt principal outstanding of $2,533.7 million comprised of: $178.0 million under the 2020 Term Loans, $190.4 million of Convertible Notes, $1,950.0 million of Senior Unsecured Notes and $215.3 million of mortgages payable. 2Total outstanding shares as of September 30, 2020, less 0.3 million unvested restricted shares. Excludes 6.7 million shares of common stock issuable under open forward contracts.

# NET INVESTMENT ACTIVITY



Investments (Gross Investment)
Dispositions (Gross Proceeds)
Investment Activity ($ In Thousands)
$589,558
$23,834
$213,442
$15,680
$13,016
$2,995
$215,331
$42,167
Q4 2019
Q1 2020
Q2 2020
Q3 2020

| Activity ($ In Thousands) | Q4 2019 | Q1 2020 | Q2 2020 | Q3 2020 | TTM |
|---|---|---|---|---|---|
| Acquisitions: | | | | | |
| Number of Transactions | 8 | 8 | 1 | 8 | 25 |
| Number of Properties | 139 | 27 | 2 | 18 | 186 |
| Gross Investment | $ 574,808 | $ 205,863 | $ 13,016 | $ 214,313 | $ 1,008,000 |
| Initial Cash Yield | 7.55% | 6.47% | 7.51% | 7.02% | 7.22% |
| Economic Yield | 8.18% | 7.41% | 8.35% | 7.69% | 7.92% |
| Weighted Avg. Lease Term (Years) | 9.8 | 14.7 | 15.1 | 14.8 | 13.2 |
| Revenue Producing Capital Expenditures: | | | | | |
| Gross Investment | $ 14,750 | $ 7,579 | $ — | $ 1,018 | $ 23,347 |
| Initial Cash Yield | 7.68% | 7.27 % | — | 7.27% | 7.53% |
| Total Gross Investment | $ 589,558 | $ 213,442 | $ 13,016 | $ 215,331 | $ 1,031,347 |
| Total Investment Cash Yield | 7.55% | 6.50% | 7.51% | 7.02% | 7.22% |
| | | | | | |
| Dispositions: | | | | | |
| Number of Vacant Properties | 7 | 3 | 3 | 4 | 17 |
| Number of Leased Properties[1] | 4 | 4 | — | 7 | 15 |
| Gross Proceeds on Leased Properties | $ 18,795 | $ 2,905 | $ — | $ 39,575 | $ 61,275 |
| Total Gross Proceeds | $ 23,834 | $ 15,680 | $ 2,995 | $ 42,167 | $ 84,676 |
| Capitalization Rate[2] | 8.73% | 9.38% | — | 5.96% | 6.97% |

[1]Q4 2019 includes one multi-tenant property where a stand-alone occupied building on the property was retained.
[2]Capitalization rates are calculated based only on income producing properties.
[3]Percentages based on Gross Investment.

## Q3 2020 Acquisitions

### Asset Type and Tenant Industries[3]



Home Décor 7.1%
Dollar Stores 3.4%
Warehouse Club and Supercenters 10.4%
Logistics 18.6%
Industrial 41.6%
Retail 58.4%
Manufacturing 16.8%
Office Supplies 6.2%
Dealerships 37.5%

- $15.1M of Annualized Contractual Rent
- 1.2% Average Annual Escalators
- 55.2% of acquisitions are new tenants

11

Tenant Concept Number of Properties Percent of ABR Church's Chicken 166 2.7% Home Depot 7 2.3% At Home 13 2.3% Circle K 76 2.3% Walgreens 34 2.1% GPM Investments, LLC 112 2.1% Life Time Fitness 5 2.0% Dollar Tree / Family Dollar 106 2.0% BJ's Wholesale Club 7 2.0% CVS 33 1.8% Party City 3 1.8% CarMax 7 1.7% Bank of America 2 1.6% FedEx 6 1.5% Main Event 8 1.5% Mac Papers 18 1.5% LA Fitness 8 1.4% Kohl’s 11 1.4% Ferguson Enterprises 7 1.3% Sportsman’s Warehouse 10 1.3% Total Top 20 639 36.6% Top 20 Tenants Asset Types and Tenant Industries1 RETAIL 79.8% INDUSTRIAL Top Tenancy and Portfolio Mix 12.6% 8.1% Distribution 4.5% Manufacturing OFFICE & OTHER 7.6% 3.1% Professional 2.6% Medical 1.3% Data Center 0.6% Hotel 1Percentages based on ABR.

Portfolio Health Actual Investment Grade Rated1 24.1% 49.8% Unit Reporting 93.7% Corporate Reporting Combined Unit Level and Corporate Coverage 2.7x Weighted Average Unit Level Coverage 2.5x Other 22.7% Publicly Owned2 50.0% Private Equity Owned 27.3% % of ABR from Reporting Tenants Note: Percentages are weighted by ABR. 1Investment Grade Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies. Actual ratings, if available, based on S&P or Moody’s are used. Equivalent ratings (included in the chart), if available, based on shadow ratings from Moody’s are used if actuals are not available. 2Publicly owned represents ownership of our tenants or their affiliated companies. 3Represents corporate-level reporting of revenues of our tenants or their affiliated companies, excluding non-reporting tenants.

Granular and Liquid Portfolio Properties by Real Estate Investment Properties by Building Square Footage Properties by Annualized Base Rent Median: 6.7K Median: $128.8K Median: $1.7M

PORTFOLIO DIVERSIFICATION


5.4%
11.7%
6.3%
8.8%
U.S. Virgin Islands
% of ABR
> 5%
4 – 5%
3 – 4%
2 – 3%
1 – 2%
0 – 1%

State	# of Properties																		
TX	254	TN	104	SC	44	MO	65	KY	43	LA	23	ID	16	ME	26	IA	12	U.S. VI	1
FL	125	MI	86	AL	94	MN	25	IN	39	UT	18	KS	17	NE	9	ND	3	SD	1
GA	122	NY	30	VA	44	CO	25	OK	50	PA	20	CT	5	WV	13	RI	3	DE	1
OH	86	IL	50	NC	59	MS	51	AR	42	AK	9	WI	10	MT	3	OR	3	VT	1
CA	24	AZ	45	MD	9	NM	28	NJ	13	NH	16	WA	8	MA	2	WY	1		

15

LEASE STRUCTURE, EXPIRATIONS AND ESCALATIONS $ in thousands Year Number of Owned Properties Square Feet (in thousands) Annualized Base Rent1 Contractual Rent Annualized (1) % of ABR Remainder of 2020 3 165 $ 738 0.2% 2021 55 1,817 18,832 3.9% 2022 40 1,529 16,075 3.3% 2023 112 2,936 31,753 6.6% 2024 47 1,557 17,899 3.7% 2025 52 1,527 19,115 4.0% 2026 101 2,298 32,186 6.7% 2027 130 2,954 40,222 8.3% 2028 106 1,798 28,685 5.9% 2029 323 2,840 42,651 8.8% Thereafter 797 17,212 235,153 48.6% Vacant2 12 594 — — Total owned properties 1,778 37,227 $ 483,309 100.0% 1.0% Forward Same Store Sales Occupancy Rates Forward 12 Month Lease Escalations 0.7% Lease Structure (% of ABR) 41.9% Master Lease Escalation Types (% of ABR) 1ABR is not adjusted for the impact of abatements provided as relief due to the COVID-19 pandemic. As of the date of this report, SRC has agreed to a total of $0.2 million of abatements for the period from October 1, 2020 – September 30, 2021. 2Vacant square feet includes unoccupied square footage on multi-tenant properties.

Appendix

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, such as transaction costs associated with our Spin-Off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), costs associated with termination of interest rate swaps, costs related to the COVID-19 pandemic, and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents net of bad debt expense, amortization of lease intangibles, and amortization of net premium/discount on loans receivable), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense. Other equity REITs may not calculate FFO and AFFO as we do, and, accordingly, our FFO and AFFO may not be comparable to such other equity REITs’ FFO and AFFO. FFO and AFFO do not represent cash generated from operating activities determined in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should only be considered a supplement, and not an alternative, to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a performance measure. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, and reduced by cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre EBITDAre is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDAre is computed as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairments of depreciated property. Adjusted EBITDAre represents EBITDAre as adjusted for revenue producing acquisitions and dispositions for the quarter as if such acquisitions and dispositions had occurred as of the beginning of the quarter and for certain items that we believe are not indicative of our core operating performance, such as debt extinguishment gains (losses) and costs related to the COVID-19 pandemic. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should only be considered a supplement, and not an alternative, to net income (loss) (computed in accordance with GAAP) as a performance measure. Annualized Adjusted EBITDAre is calculated as Adjusted EBITDAre for the quarter, adjusted for items where annualization would not be appropriate, multiplied by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. Fixed Charge Coverage Ratio (FCCR) Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense and plus preferred dividends. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. The Fixed Charge Coverage Ratio is the ratio of Annualized Adjusted EBITDAre to Annualized Fixed Charges and is used to evaluate our liquidity and ability to obtain financing. Adjusted NOI, Annualized Adjusted NOI, Adjusted Cash NOI and Annualized Adjusted Cash NOI Adjusted NOI is calculated as Adjusted EBITDAre for the quarter less general and administrative costs. Annualized Adjusted NOI is Adjusted NOI multiplied by four. Adjusted Cash NOI is calculated as Adjusted NOI less certain non-cash items, including straight-line rents net of bad debt expense, amortization charges and non-cash compensation. Annualized Adjusted Cash NOI is Adjusted Cash NOI multiplied by four. We believe these metrics provide useful information because they reflect only those income and expenses incurred at the property level. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial results. NON-GAAP DEFINITIONS AND EXPLANATIONS

2019 Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2023. 2020 Term Loans refers to the original $400 million unsecured term loan facility which matures on April 2, 2022. 2021 Convertible Notes are the original $345.0 million convertible notes of the Company which mature May 15, 2021. Annualized Base Rent (ABR) represents Base Rent and earned income from direct financing leases from the final month of the reporting period, adjusted to exclude amounts from properties sold during that period and to include a full month of rental income for properties acquired during that period. The total is then multiplied by 12. We use ABR when calculating certain metrics that are useful to evaluate portfolio credit and diversification and to manage risk. Average Annual Escalators are the weighted average contractual escalation per year under the terms of the in-place leases, weighted by ABR. Base Rent represents rental income for the period, including amounts deferred or abated and excluding contingent rents, from our owned properties recognized during the month. We use Base Rent to monitor cash collection and to evaluate past due receivables. Base Cash Rent represents Base Rent reduced for amounts abated and rent deemed not probable of collection. Capitalization Rate represents the ABR on the date of a property disposition divided by the gross sales price. For multi-tenant properties, non-reimbursable property costs are deducted from the ABR prior to computing the disposition Capitalization Rate. CMBS are notes secured by owned properties and rents therefrom under which certain indirect wholly-owned special purpose subsidiaries of the Company are the borrowers. Corporate Liquidity is comprised of availability under the 2019 Credit Facility, cash and cash equivalents and available proceeds from unsettled forward equity contracts. Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using CPI as of the end of the reporting period) by the initial lease term, expressed as a percentage of the Gross Investment. FASB is the Financial Accounting Standards Board. Forward 12 Month Lease Escalations represents contractual rent escalations as of the end of the reporting period on our owned properties over the forward 12 month period. For properties where rent escalations are fixed, actual contractual escalations over the next 12 months are used. For properties where rent escalations are CPI-related, CPI as of the end of the reporting period is used. For properties whose leases expire (or renewal options have not yet been exercised) in the next 12 months, a 100% renewal rate has been assumed. Forward Same Store Sales represents the expected change in ABR as of the reporting period as compared to the projected ABR at the end of the next 12 months, using the Forward 12 Month Lease Escalations. GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the purchase price of the related property, excluding post closing costs. Initial Cash Yield is a measure of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants. Net Book Value represents the Real Estate Investment value, less impairment charges and net of accumulated depreciation. Occupancy is calculated by dividing the number of economically yielding owned properties in the portfolio as of the measurement date by the number of total owned properties on said date. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% notes due 2026, the $300 million aggregate principal amount of 3.200% notes due 2027, the $400 million aggregate principal amount of 4.000% notes due 2029, the $500 million aggregate principal amount of 3.400% notes due 2030, and the $450 million aggregate principal amount of 3.200% notes due 2031. Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate the same or similar business concept or brand. Weighted Average Unit Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate Unit Coverage by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. These are then weighted based on the tenant’s ABR. Tenants in the manufacturing industry are excluded from the calculation. OTHER DEFINITIONS AND EXPLANATIONS

FORWARD-LOOKING STATEMENTS AND RISK FACTORS The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this supplemental report, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit's ability to manage and liquidate the remaining SMTA assets; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this supplemental report. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law. Forward-Looking and Cautionary Statements Notice Regarding Non-GAAP Financial Measures In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.